EXHIBIT 10.1
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PORTIONS OF HIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]."


                   THIRD AMENDMENT TO MASTER IN-STORE LICENSE

         THIS THIRD AMENDMENT TO MASTER IN-STORE LICENSE, is made this 29th of June, 2004 by and between MEIJER STORES LIMITED PARTNERSHIP, a Michigan corporation of 2929 Walker Ave., N.W., Grand Rapids, Michigan 49544 ("Meijer"), and PCA INTERNATIONAL, INC., a North Carolina corporation, of 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105 ("Licensee").

                               STATEMENT OF FACTS

         On June 25, 2001, Meijer and Licensee entered into a Master In-Store License (the "License") granting Licensee, under certain terms and conditions, the privilege of operating a portrait studio at certain premises located within seven (7) Meijer stores. Pursuant to a First Amendment, dated as of November 8, 2001, Meijer and Licensee agreed to amend the License to add space in Meijer Stores #212, 215, and 218 to the terms of the License. Pursuant to a Second Amendment, dated as of October 6, 2003, Meijer and Licensee agreed to amend the License to (i) terminate the License with respect to the original 451 square foot Licenced Premises within Meijer Stores #138 and (ii) add a new, 303 square foot Licensed Premises in Meijer Store #138 to the License. Meijer and Licensee have now agreed to further amend the License to (i) extend the term of the license, (ii) update insurance language, (iii) replace Section 12.8 (Venue of Legal Action) of the License, and (iv) increase Basic License Fees.

                                    AGREEMENT

         IN CONSIDERATION of the aforementioned facts, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date of this Second Amendment (except as provided below) Meijer and Licensee agree as follows:

1. Effective as of the date first written above, Section 2.1 (Term) of the License is amended to extend the term of the License for an additional four years, expiring July 31, 2008.

2. Effective August 1, 2004, Section 8.3 (Insurance) of the License is deleted and replaced with the following:

SECTION 8.3. INSURANCE. At all times during the term of this License and at all times during which Licensee occupies any Licensed Premises, Licensee shall purchase and maintain the following minimum insurance coverages:

                  (a) Workers' Compensation coverage for its employees or contractors with statutory limits; such policy shall include an Alternate Employer Endorsement. Employers Liability with limits not less than Five Hundred Thousand Dollars ($500,000).

                  (b) Commercial General Liability including premises/ operations, independent contractors, broad form property damage, personal/ advertising injury, blanket contractual liability, fire and explosion legal liability, explosion/collapse and underground hazard coverage, and products/completed operations coverage in an amount not less than One Million Dollars ($1,000,000) per occurrence. Such policy shall be an "occurrence" policy, not a "claims-made" policy. Such insurance, including any deductible or self-insured retention, shall by its terms be primary with respect to any insurance carried by Meijer or its parent, subsidiary, or affiliated entities. Meijer, Inc., Meijer Distribution, Inc., Meijer Stores Limited Partnership, and their parent, subsidiary and affiliated entities shall be named as additional insureds on an endorsement accepable to Meijer, all at no cost to Meijer. The endorsements attached hereto as EXHIBIT D are acceptable to Meijer. The additional insured endorsement shall extend coverage to the contractual liability and completed operations coverage. A copy of the additional insures endorsement is required.

                  (c) Automobile Liability coverage, which includes contractual liability coverage and coverage for all owned, hired and non-owned vehicles.

                  (d) All-Risk Contents/Personal Property Insurance on improvements, merchandise, inventory, contents, furniture, fixtures, equipment and other property located in each Licensed Premises, protecting Licensee from damage or other loss caused by fire or other insurable peril, including, but not limited to, vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage (if applicable), water damage (however caused), explosion, malfunction or failure of heating and cooling or similar apparatus, and other similar risks, in an amount to cover one hundred percent (100%) of the replacement cost of such property.

                  (e) Business Interruption Insurance with respect to Licensee's business operations in each Licensed Premises in amounts and coverages sufficient to insure Licensee against any loss Licensee may suffer as a result of Licensee's inability to use any Licensed Premises during the term of this License.

By Subsections 8.3(d) and 8.3(e), Meijer and Licensee intend that the risks of loss or damage as described therein be borne by the responsible insurance carriers to the extent above provided, and Licensee agrees to look solely to, and to seek recovery only from, such respective insurance carriers in the event of a loss of a type described in such Subsections to the extent that such coverage is agreed to be provided thereunder. For this purpose, my applicable deductible amount shall be treated as though it were recoverable


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

under such policies. Certificates of Insurance evidencing all insurance required under Subsections 8.3(a), 8.3(b), 8.3(c), 8.3(d), and 8.3(e), acceptable to Meijer, including any required additional insured endorsement, shall be promptly sent to the Meijer Risk Management Department, P.O. Box 3280, Grand Rapids, Michigan 49501-3280. All insurance policies required under Subsections 8.3(a), 8.3(b), 8.3(c), 8.3(d), and 8.3(e) shall afford primary coverage and contain a provision that coverages afforded shall not be modified, cancelled or allowed to expire until at least ten (10) days' prior written notice has been given to the Meijer Risk Management Department. All required insurance shall be underwritten by an insurance carrier acceptable to Meijer and with an A.M. Best rating of not less than A-. Upon the request of Meijer, Licensee shall deliver copies of policies evidencing the insurance coverages required by this License to the Meijer Risk Management Department. Compliance by Licensee with the requirements in this Section 8.3 (Insurance) as to carrying insurance and furnishing proof thereof to Meijer shall not relieve Licensee of its indemnity obligations under
Section 8.1 (Licensee's Indemnity). Indemnity obligations in this License shall not be negated or reduced by virtue of any insurance carrier's (i) denial of insurance coverage for the occurrence or event which is the subject matter of the claim, or (ii) refusal to defend any named insured. Failure to comply with all insurance requirements shall be deemed a material breach of this License.

3. Effective as of August 1, 2004, Section 12.8 (Venue of Legal Action) of the License is deleted and replaced with the following:

SECTION 12.8.     ARBITRATION.

                  (a) Meijer and Licensee shall use commercially reasonable efforts to settle any dispute or claim arising from or relating to this License. To accomplish this, they shall negotiate with each other in good faith prior to arbitrating any such claim or dispute (as provided in this Section 12.8). If an agreement cannot be reached during such negotiations, instead of suing in court, Meijer and Licensee agree to arbitrate any all disputes and claims (including but not limited to claims based on or arising from an alleged tort) arising out of or relating to this License. During the period of any such settlement discussions and arbitration proceedings, Licensee shall continue to pay any license fees otherwise due hereunder.

                  (b) The parties agree to waive any and all claims against the other party if arbitration is not sought with respect to such claim or dispute within six months of the termination of this License. Notwithstanding the foregoing, the parties' indemnity obligations under this License shall survive the termination of this License.

                  (c) Any claim or dispute arising out of or relating to this License, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration


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

         rules, except as varied herein, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  (d) The dispute shall be heard and determined by one arbitrator, except that if any party's claim exceeds $1 million, exclusive of interest, the dispute shall be heard and determined by three arbitrators, at least one of which shall be an attorney.

                  (e) The award of the arbitrator(s) shall be accompanied by a reasoned opinion.

                  (f) Licensee and Meijer acknowledge that this License evidences a transaction in interstate commerce and that the Federal Arbitration Act and Federal Arbitration law shall govern the interpretation and enforcement of, and proceedings pursuant to this License.

                  (g) Unless Licensee and Meijer agree otherwise, the location of any arbitration shall be in Kent County, Michigan.

                  (h) Licensee and Meijer agree that no arbitrator has the authority to: (1) award relief in excess of what this agreement provides; (2) award punitive damages or any other damages not measured by the prevailing party's actual damages; or (3) order consolidation or class arbitration.

                  (i) Each party shall bear its own costs, attorney fees and other expenses. The parties shall bear an equal share of the arbitrator(s)'s compensation and expenses and an equal share of the administrative fees and costs of arbitration.

                  (j) The arbitrator(s) must give effect to the limitations on either party's liability as set forth in this License, any applicable tariff, law, or regulation.

                  (k) If for some reason this arbitration clause is at some point deemed inapplicable or invalid, Meijer and Licensee agree to waive, to the fullest extent allowed by law, any trial by jury, in such case, a judge shall decide the subject dispute or claim.

                  (l) Licensee, Meijer and the arbitrator(s) shall not disclose the existence, content, or results of any arbitration.

4. Effective August 1, 2004, EXHIBIT C of the License is modified to increase the Basic License Fees as follows:


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         MEIJER STORE          ANNUAL LICENSEE                   MONTHLY
                                     FEE                       INSTALLMENT
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         138                         [***]                      [***]
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5.       In all other respects, the License is ratified and affirmed. As amended, the License shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment to Master In-Store License by their duly-authorized corporate officer as of the day and year first above written.

PCA INTERNATIONAL, INC.                  MEIJER STORES LIMITED
                                         PARTNERSHIP

                                         By: Meijer Group Inc.
                                                General Partner

By      /s/ Jay Moore                    By       /s/ Michael L. Kinstle
   -------------------------------          ------------------------------------

Printed Name:    Jay Moore               Printed Name: Michael L. Kinstle
             ---------------------                    --------------------------

Its:      Vice President                 Its:       Vice President - Real Estate
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[***] Redacted pursuant to a request for confidential treatment.


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